Consent of Independent Certified Public Accountants

     We have issued our report dated March 21, 1997 accompanying the financial statements of Insured Municipals Income Trust, 197th Insured Multi-Series as of December 31, 1996, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
April 24, 1997